UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

January 29, 2009

Date of Report (Date of earliest event Reported)

L & L INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter) NEVADA 000-32505 91-2103949

(State of Incorporation) (Commission File Number) (I.R.S. Employer Identification No.)

130 Andover Park East, Suite 101, Seattle WA 98188

(Address of principal executive offices) (Zip Code)

(206) 264-8065

Registrant’s Telephone Number, Including Area Code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Ian Robinson, CPA is appointed as Chairman of the Registrant’s Compensation Committee

Ian Roberson, CPA is appointed as Chairman of Compensation Committee of L&L International Holdings Inc. (the Registrant) by the Board of Directors effective immediately. The prior Committee Chairman, Conrad Lee, decided not seek re-election as Board Member in an annual shareholder meeting in November 2008. Conrad Lee left the Board in amiable terms to pursue his own business.

Ian Robinson was a partner of Ernest &Young, a large auditing firm. He becomes a Board Member of the Registrant since December 2008, replacing Conrad Lee. Mr. Robinson is a Board Member and on the Audit committee of the Hong Kong Housing Society, a large non-profit organization. Ian is a Fellow of the CPA Society of Australia and Hong Kong with thirty years experience dealing with public traded companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

L & L INTERNATIONAL HOLDINGS, INC. By: /s/ Dickson Lee Chairman

Date: January 29, 2009